Exhibit 15.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-277709 and No. 333-258731) on Form S-8 of our report dated March 5, 2025, with respect to the consolidated financial statements of Nexxen International Ltd.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International
Tel Aviv, Israel
March 5, 2025